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                                                                                                                  EXHIBIT 21

                                        AMERADA HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
                                                    SUBSIDIARIES OF THE REGISTRANT


                                                                                                            Organized under
                                                   Name of Subsidiary                                         the laws of
                                                   ------------------                                       ---------------

Amerada Hess Canada Ltd.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Canada

Amerada Hess Limited  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      United Kingdom

Amerada Hess Norge A/S  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Norway

Amerada Hess Oil Corporation of Abu Dhabi . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Delaware

Amerada Hess Pipeline Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Delaware

Amerada Hess (Port Reading) Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Delaware

Amerada Hess Production Gabon . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Gabon

Amerada Hess Shipping Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Liberia

Hess Oil St. Lucia Limited  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      St. Lucia

Hess Oil Virgin Islands Corp. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      U.S. Virgin Islands

Hess Pipeline Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Delaware

Tug New York Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Delaware

Jamestown Insurance Company Limited . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Bermuda
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Other subsidiaries (names omitted because such unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a single subsidiary)



Each of the foregoing subsidiaries conducts business under the name listed, and is 100% owned by the Registrant, except for Amerada Hess Production Gabon, which is 55% owned by the Registrant.